Shareholder Meeting Results

A Special Meeting of Shareholders (the "Meeting") of Scudder International Fund (the "Fund") was held on October 27, 1997, at the office of Scudder Kemper Investments, Inc. (formerly Scudder, Stevens & Clark, Inc.), 345 Park Avenue (at 51st Street), New York, New York 10154. At the Meeting, as adjourned and reconvened, the following matters were voted upon by the shareholders (the resulting votes for each matter are presented below). With regard to certain proposals, it was recommended that the Meeting be reconvened in order to provide shareholders with an additional opportunity to return their proxies. The date of the reconvened meeting at which the matters were decided is noted after the proposed matter.

1.    To elect Directors.

                                                    Number of Votes:
                                                    ----------------

                      Director               For                      Withheld
                      --------               ---                      --------

         Paul Bancroft III                27,833,435                  924,040

         Sheryle J. Bolton                27,794,740                  962,735

         William T. Burgin                27,800,675                  956,800

         Thomas J. Devine                 27,822,121                  935,354

         Keith R. Fox                     27,841,824                  915,651

         William H. Gleysteen             27,806,608                  950,867

         William H. Luers                 27,831,160                  926,314

         Wilson Nolen                     27,785,600                  971,875

         Daniel Pierce                    27,837,435                  920,040

         Kathryn L. Quirk                 27,814,033                  943,442

2. To approve the new Investment Management Agreement between the Fund and Scudder Kemper Investments, Inc.

                                Number of Votes:
                                ----------------

         For            Against        Abstain          Broker Non-Votes*
         ---            -------        -------          -----------------

      27,279,635        864,816        613,023                  0

                        28 - Scudder International Fund

3. To approve the Board's discretionary authority to convert the Fund to a master/feeder fund structure through a sale or transfer of assets or otherwise. (Approved on December 2, 1997.)

                                Number of Votes:
                                ----------------

         For            Against         Abstain        Broker Non-Votes*
         ---            -------         -------        -----------------

      29,207,181       2,078,055       1,067,683               0

4. To approve the revision of certain fundamental investment policies.


                                                                             Number of Votes:
                                                                             ----------------

                                                                                                             Broker
                  Fundamental Policies                    For            Against           Abstain         Non-Votes*
                  --------------------                    ---            -------           -------         ----------

             4.1  Diversification                     22,932,636        1,842,500          988,082         2,994,256

             4.2  Borrowing                           22,544,067        2,215,109         1,004,042        2,994,256

             4.3  Senior securities                   22,777,330        1,966,532         1,019,356        2,994,256

             4.4  Purchase of physical commodities    22,727,464        2,009,490         1,026,264        2,994,256

             4.5  Concentration                       22,793,243        1,934,035         1,035,939        2,994,256

             4.6  Underwriting of securities          22,820,291        1,935,529         1,007,398        2,994,256

             4.7  Investment in real estate           22,811,825        1,952,756          998,637         2,994,256

             4.8  Lending                             22,802,016        1,801,499         1,159,703        2,994,256

5. To ratify the selection of Coopers & Lybrand L.L.P. as the Fund's independent accountants.


                                Number of Votes:
                                ----------------

            For                      Against                    Abstain
            ---                      -------                    -------

         27,666,753                  405,659                    685,063

* Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee neither has received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.

                        29 - Scudder International Fund